UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2026, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), entered into Amendment No. 1 to the Securities Purchase Agreement (“Amendment No. 1”) with GHS Investments, LLC (“GHS”), amending that certain Securities Purchase Agreement dated March 6, 2026 (the “SPA”). Amendment No. 1 amends the SPA to add (i) a Second Additional Closing pursuant to which GHS may purchase up to thirty-seven (37) shares of Series D Convertible Preferred Stock (the “Preferred Stock”) for a purchase price of $37,000 ($1,000 per share) plus three (3) additional shares of Preferred Stock issued as an equity incentive (for a total of forty (40) shares), and (ii) a Third Additional Closing pursuant to which GHS may purchase up to twenty-seven (27) shares of Preferred Stock for a purchase price of $27,000 ($1,000 per share) plus three (3) additional shares of Preferred Stock issued as an equity incentive (for a total of thirty (30) shares), each at GHS’s discretion. Amendment No. 1 also amends the definition of “Preferred Stock” in the SPA to authorize issuance of up to one hundred sixty-seven (167) shares of Series D Convertible Preferred Stock in the aggregate under the SPA, as amended. All other material terms of the SPA remain unchanged.

On June 16, 2026, pursuant to the Third Additional Closing under the SPA, as amended by Amendment No. 1, the Company issued thirty (30) shares of Series D Convertible Preferred Stock to GHS, consisting of twenty-seven (27) shares purchased for $27,000 ($1,000 per share) and three (3) additional shares issued as an equity incentive.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 with respect to the securities issued is incorporated by reference from the description set forth under Item 1.01 above.

The Preferred Stock was offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. GHS represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. The Company did not engage in any general solicitation or general advertising in connection with the offering. The information required by Item 701 of Regulation S-K with respect to the securities sold is incorporated by reference from the description set forth under Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the Securities Purchase Agreement with GHS Investments, LLC dated June 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: June 18, 2026	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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